EXHIBIT 23.5



                   INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Time Warner Inc. (formerly named TW Inc.) related to the Time Warner Dividend Reinvestment and Stock Purchase Plan of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated August 14, 1996 and to the reference to us under the heading "Experts" in the Registration Statement on Form S-3.




 DELOITTE & TOUCHE LLP

 Houston, Texas
 October 18, 1996